UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 3, 2007 (July 1, 2007)

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 1, 2007, Hersha Hospitality Limited Partnership (“HHLP”), the operating partnership of Hersha Hospitality Trust (“Hersha”), and 44 Norwich Manager LLC entered into a Contribution Agreement (the “Contribution Agreement”) and closed on the acquisition of 100% of the outstanding membership interests in 44 Hersha Norwich Associates LLC, a Connecticut limited liability company (“LLC”) and the owner of the land and improvements of the Holiday Inn Norwich situated at 10 Laura Boulevard, Norwich Connecticut (the “Holiday Inn”).

The purchase price for the membership interests in the LLC was approximately $16.1 million, which included the assumption of approximately $8.2 million in existing debt and the issuance of 659,312 units of limited partnership interest in HHLP at a per unit value of $12.01, representing an aggregate value of approximately $7.9 million.  The existing debt includes both a first mortgage in an outstanding principal amount of $5.2 million and a second mortgage in an outstanding principal amount of $2.9 million.  The first mortgage is secured by a first lien on the Holiday Inn, matures on July 31, 2025 and bears interest at a fixed rate of 6.75% per annum.  The second mortgage is secured by a second lien on the Holiday Inn, matures on September 26, 2027 and bears interest at the prime rate plus 0.75% per annum.

Affiliates of Hersha owned 65.8% of the membership interests in Hersha Norwich Associates, LLC which owned 50.0% of the membership interests in the LLC.  The affiliates of Hersha selling their interests are Shree Associates (“Shree”), Kunj Associates (“Kunj”), Trust FBO Neil H. Shah Under The Hasu and Hersha Shah 2004 Trust (“FBO Neil”), Trust FBO Jay H. Shah Under The Hasu and Hersha Shah 2004 Trust (“FBO Jay”), Shreenathji Enterprises, LTD (“SEL”), David L. Desfor (“Desfor”) and Ashish R. Parikh (“Parikh” and collectively with Shree, Kunj, FBO Neil, FBO Jay, SEL and Desfor, the “LLC Sellers”).

Hasu P. Shah, our Chairman of the Board of Trustees and former Chief Executive Officer, is the manager of one of the LLC Sellers, Shree, and owns an interest in SEL.  Jay H. Shah, our Chief Executive Officer, is the beneficiary of and a trustee of one of the LLC Sellers, FBO Jay, and owns an interest in SEL.  Neil H. Shah, our President and Chief Operating Officer, is the beneficiary of and a trustee of one of the LLC Sellers, FBO Neil, and owns an interest in SEL.  David L. Desfor is the Treasurer and Secretary of Hersha.  Kiran P. Patel, is a trustee of Hersha and is the manager of one of the LLC Sellers, Kunj, and owns an interest in SEL.  Ashish R. Parikh is the Chief Financial Officer of Hersha.  Each of these trustees and executive officers, respectively, will receive a portion of the proceeds of the transaction.  As a related party transaction, the transaction was approved by all of our independent trustees.

The preceding description of the material terms of the Contribution Agreement is qualified in its entirety by reference to the terms of the actual Contribution Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 10.1
Contribution Agreement, dated as of July 1, 2007, by and among Hersha Norwich Associates, LLC; Kirit Patel; Ashwin Shah; K&D Investment Associates, L.L.C. and Hersha Hospitality Limited Partnership and 44 Norwich Manager, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: July 3, 2007	By:	/s/ Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1
Contribution Agreement, dated as of July 1, 2007, by and among Hersha Norwich Associates, LLC; Kirit Patel; Ashwin Shah; K&D Investment Associates, L.L.C. and Hersha Hospitality Limited Partnership and 44 Norwich Manager, LLC.